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                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                      NEOGEN CORPORATION AND SUBSIDIARIES


                                                                                                      Year Ended May 31
                                                                                                    1997                    1996
                                                                                                   ----                    ----
Weighted average common and common equivalent shares outstanding:

   Average shares outstanding
                                                                                                5,512,633                4,513,817

   Net effect of dilutive stock warrants - based on the treasury stock method using average market price which is greater
      than year-end market price
                                                                                                   17,247                (Note 1)

   Net effect of dilutive stock options - based on the treasury stock method using average market price which is greater
      than year-end market price
                                                                                                  118,624                (Note 1)
                                                                                                ---------                ---------
                                                                              Totals            5,648,504                4,513,817
                                                                                                =========                =========
Net Income (Loss)
                                                                                               $1,811,501               $ (243,539)
                                                                                               ==========               ==========

Net Income (Loss) Per Share
                                                                                               $      .32               $    (0.05)
                                                                                               ==========               ==========



Note 1 - Amounts for 1996 are not computed because the effect of outstanding warrants and options is anti-dilutive.